Exhibit 4.48


This document prepared by,
and after recording return to:
Sharon Bauer Berman, Esq.
Global Capital Advisors, Ltd.
106 Colony Park Dr.
Suite 900
Cumming, GA 30040


                         MORTGAGE AND SECURITY AGREEMENT

     THIS MORTGAGE AND SECURITY AGREEMENT (this "Mortgage") is made and entered into as of the 24th day of April, 2001, by and between ST. MARKS REFINERY, INC., a Florida corporation ("Borrower"), and wholly-owned subsidiary of American International Petroleum Corporation ("Parent"), having an address at 5201 Westshore Boulevard, Tampa, Florida 33611-5699, and GCA STRATEGIC INVESTMENT FUND LIMITED, a Bermuda corporation ("Lender"), having an address at Mechanics Building, 12 Church Street, Hamilton HM II, Bermuda;


                              Background Statement

     Parent and Lender are parties to that certain Securities Purchase Agreement dated of even date herewith (the "Securities Purchase Agreement") pursuant to which Lender agreed to purchase from Parent a Convertible Debenture in the principal amount of Three Million Three Hundred Forty Thousand Dollars ($3,340,000.00). The purchase is evidenced by that certain Convertible Debenture dated April 24, 2001 from Parent to Lender (the "Note"). Parent desires to secure the Note with a security interest in certain real property owned by Borrower. The Securities Purchase Agreement, the Note, this Mortgage, and all other instruments evidencing securing or otherwise relating to the Note are hereinafter referred to as the "Mortgage Documents".

     NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, Borrower hereby agrees as follows:

     ARTICLE 18.1 FOR AND IN CONSIDERATION of the sum of $10.00 and other good and valuable consideration in hand paid by Lender, at and before the sealing and delivery of these presents, the receipt and sufficiency whereof are hereby acknowledged, Borrower has granted, bargained, sold mortgaged and conveyed and by these presents does hereby grant, bargain, sell, mortgage and convey over unto Lender all right, title and interest of Borrower in and to the following described property (collectively, the "Premises"):

          (i) all those certain tracts, pieces or parcels of land owned by Borrower located in Wakulla County, Florida, described on Exhibit A hereto and made a part hereof (the "Real Property"); [Company to provide legal Description of the Refinery]

          (ii) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water rights, minerals, crops, timber and other emblements now or hereafter located on the Real Property or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Real Property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Borrower;

          (iii) all monies and proceeds from the Real Property including without limitation from leases, tenant contracts, rental agreements and contracts (collectively, the "Leases"), licenses, permits, rents, issues or profits including but not limited to all rents, refunds, rebates, tenant reimbursements, condemnation awards and proceeds of the sale of, insurance on or other borrowings secured in whole by any of the Real Property or such leases, tenant contracts, rental agreements, contracts, licenses, permits, rents issues or profits; reserving only the right to Borrower (except as otherwise provided herein) to collect the same so long as there is no Default (as hereinafter defined) which shall have occurred and be continuing; and

          (iv) all claims and causes of action arising from or otherwise related to any of the foregoing, and all rights and judgments related to any legal actions in connection with such claims or causes of action, and all cash (or evidences of cash or of rights to cash) or other property or rights thereto relating to such claims or causes of action.

     ARTICLE 18.2 TO HAVE AND TO HOLD the Premises unto Lender forever for its own proper use and behoof. Borrower covenants that Borrower is lawfully seized of the Real Property in fee simple absolute, that Borrower has good right and is lawfully authorized to sell, convey or encumber the Premises, and that the
Premises are free and clear of all encumbrances. Borrower warrants and will forever defend the Premise against the claims of all persons whomsoever. This Mortgage is a self operative security agreement with respect to the Premises and is intended to constitute a security agreement as required under the Florida Uniform Commercial Code, but the Borrower agrees to execute and deliver on demand such other security agreements, financing statements and other instruments as Lender may reasonably request in order to perfect its security interest or to impose the lien hereof more specifically upon any of the Premises and Lender shall have all the rights and remedies of a secured party under the Florida Uniform Commercial Code in addition to those specified herein.

     ARTICLE 18.3 THIS Mortgage is given to secure the payment and performance of the following described obligations (collectively, the "Secured Obligations"): (a) all indebtedness and all obligations of Borrower, whether now existing or hereafter arising, evidenced by the Note, together with any and all renewals, modifications, consolidations, replacements and extensions thereof; and (b) such future advances, if any, as may hereafter be made by Lender upon the request of the then owner of record of the Premises, to such owner at any time before full payment of all amounts secured by this Mortgage, plus interest thereon and any disbursements made within twenty (20) years from the date hereof for the payment of taxes, levies or insurance on the Premises or any part thereof, or any other amount contemplated by this Mortgage, with interest on such disbursements.

     ARTICLE 18.4 SHOULD THE SECURED OBLIGATIONS BE PAID according to the tenor and effect thereof when the same shall become due and payable, and should Borrower perform all covenants herein contained in a timely manner, then this Mortgage and the conveyance effected and the liens granted hereby shall cease, terminate and be null and void.


                            COVENANTS AND AGREEMENTS

     ARTICLE 1.1 Payment of Secured Obligations.

     Borrower shall pay all amounts due under the Secured Obligations promptly as the same shall become due.

     ARTICLE  1.2 Taxes,  Liens and Other  Charges.

     Borrower shall pay, on or before the final due date thereof, all (a) taxes, assessments, and other charges of every character whatsoever now or hereafter levied on, assessed, placed or made against the Secured Obligations, the Premises, this Mortgage, or any other Loan Document, or any interest of Lender in the Secured Obligations, the Premises or the Note Documents (collectively, the "Impositions"); (b) premiums on policies of insurance now or hereafter covering the Premises, and any and all other insurance policies now or hereafter collaterally pledged to Lender; (c) ground rentals or other lease rentals, if any, payable by Borrower; (d) utility charges, whether public or private; and
(e) penalties and interest on any of the foregoing. Borrower will promptly pay any tax arising out of the passage of any law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of deeds to secure debt or security agreements, or debts secured thereby, or the manner of collection thereof. Borrower shall promptly deliver to Lender upon demand receipts showing timely payment in full of all of the above items. Borrower may, to the extent and in the manner permitted by law, (i) pay the Impositions in installments if such installment payment would not create or permit the filing of a lien against the Premises and
(ii) contest the payment of any Impositions in good faith and by appropriate proceedings on the following conditions: (A) any such contests shall be prosecuted diligently and in a manner not prejudicial to the rights, liens and security title of Lender, (B) Borrower shall deposit funds with Lender or obtain a bond in form and substance and with an issuing company satisfactory to Lender in an amount sufficient to cover any amounts which may be owing in the event the contest may be unsuccessful, (C) no contest may be conducted and no payment may be delayed beyond the date on which the Premises, or any portion thereof, could be sold for nonpayment and (D) Lender may pay over to the taxing authority entitled thereto any or all of the funds at any time when, in the opinion of Lender's counsel, the entitlement of such authority to such funds is established. Furthermore, if any mechanic's or materialmen's claim of lien or any involuntary lien is filed against the Premises, Borrower will have thirty
(30) days from the date of the filing of such lien to discharge the claim or lien of record by payment, deposit in court or bond, or otherwise contest such claim or lien, provided any such action or contest will preclude enforcement of such claim or lien.

     ARTICLE 1.3 Insurance and Condemnation.

     (a) Borrower shall procure for, deliver to and maintain for the benefit of Lender during the term of this Mortgage, certificates evidencing issuance of fully paid insurance policies issued by such insurance companies, in such amounts, form and substance, insuring such parties (including Borrower and any contractor performing work upon the Premises) and with such expiration dates as may be required by the Securities Purchase Agreement or reasonably required by the Lender, naming Lender as mortgagee and loss payee with respect to all property insurance and as an additional insured with respect to all liability insurance except worker's compensation. Borrower shall cause any builder's risk insurance covering any improvements to the Premises to be replaced by permanent insurance promptly upon completion of such improvements and without any lapse in coverage. At least thirty (30) days prior to the expiration date of each policy maintained pursuant to this section, certificates evidencing a renewal or replacement thereof satisfactory to Lender shall be delivered to Lender, together with receipts evidencing the payment of all premiums required to keep such insurance in effect for the full term of such policy. At the reasonable request of Lender, Borrower shall provide evidence satisfactory to Lender that all such insurance is in effect. If the Premises or any part thereof is damaged by fire or any other cause, Borrower will give immediate written notice thereof to Lender.

     (b) Borrower shall notify Lender immediately upon obtaining knowledge of the institution, or the proposed, contemplated or threatened institution, of any action for the taking through condemnation (which term when used in this Mortgage shall include any damage or taking by any governmental or quasi-governmental authority and any transfer by private sale in lieu thereof) of the Premises or any part thereof.

     (c) Lender shall be entitled to all compensation, awards and other payments arising from any casualty, condemnation or damage to the Premises or any portion thereof and to give receipts and acquittances therefor, and is hereby authorized, at its option, to adjust or compromise any casualty, condemnation or damage claim or cause of action, to commence, appear in and prosecute, in its own or in Borrower's name, any action or proceeding relating to any casualty, condemnation or damage claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith. Each insurance company, condemning authority or other party is hereby authorized and directed to make payment for all such claims and causes of action directly to Lender, instead of to Borrower and Lender jointly. In the event any insurance company, condemning authority or other party fails to disburse directly and solely to Lender but disburses instead either solely to Borrower or to Borrower and Lender jointly, Borrower agrees immediately to endorse and transfer such payments to Lender. Upon the failure of Borrower to endorse and transfer such payments as aforesaid, Lender may execute such endorsements or transfers for and in the name of Borrower and Borrower hereby irrevocably appoints Lender as Borrower's agent and attorney-in-fact so to do. Lender shall not be responsible for any failure to collect any insurance proceeds, any condemnation award or any other payment relating to the Premises, regardless of the cause of such failure. After deducting from any condemnation, insurance or other proceeds received by Lender all reasonable expenses of Lender incurred in the collection and administration of such sums, including attorney's fees, Lender may apply the net proceeds or any part thereof, at its option, to any one or more of the following: (i) the payment of the Secured Obligations, whether or not due and in whatever order Lender elects, (ii) the repair, replacement or restoration of the Premises or any part thereof, and (iii) any other purposes for which Lender is entitled to advance funds under this Mortgage, all without affecting the security interest created by this Mortgage; and any balance of such moneys not applied by Lender as aforesaid shall be paid to Borrower or the person or entity lawfully entitled thereto. Notwithstanding the foregoing, provided (i) no Default shall have occurred and be continuing, and (ii) the casualty, condemnation or damage to the Premises does not substantially impair Borrower's ability to operate the Premises in the same manner as immediately prior to such casualty, condemnation or damage, in the event of a "Minor Loss" (being defined as a loss equal to or less than $25,000.00), Borrower shall give Lender written notice of such loss but shall retain all rights to adjust and compromise such loss with Borrower's insurance company, to collect and receive the proceeds with respect thereto, and to apply the same to the restoration of the Premises. In the event of the foreclosure of this Mortgage or any other transfer of title to the Premises in extinguishment or partial extinguishment of the Secured Obligations, all right, title and interest of Borrower in and to all insurance policies then in force (including any premiums paid in advance), all insurance proceeds, all condemnation proceeds and awards and all claims and judgments for damage to the Premises or any portion thereof shall pass to the purchaser or Lender, and said purchaser or Lender shall have the right to receive all awards, proceeds or payments relating thereto to the extent of any unpaid Secured Obligations following such sale, with legal interest thereon, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered, and to the extent of reasonable counsel fees, costs and disbursements incurred by Lender in connection with the collection of such award, proceeds or payments.

     ARTICLE 1.4  Operation,  Care and  Inspection of Premises.

     Borrower shall maintain the Premises in good condition and repair, shall not commit or suffer any waste to the Premises or do or suffer to be done anything which would increase the risk of casualty to the Premises or any part thereof or which would result in the cancellation of any insurance policy carried with respect to the Premises. Borrower shall comply promptly with all applicable laws, rules, ordinances, regulations, judgments, governmental determinations, restrictive covenants and easements affecting the Premises or any part thereof (the "Requirements") and shall cause the Premises to comply at all times and in all respects with all Requirements, and shall at all times operate the Premises, and perform any construction of any portion thereof, in all respects in accordance with all Requirements. Borrower shall promptly repair, restore or replace, to the extent and in a manner reasonably satisfactory to Lender, any part of the Premises which may be damaged by fire or other casualty or which may be affected by any condemnation proceeding, provided that Lender thereafter makes available to Borrower (pursuant to a procedure reasonably satisfactory to Lender) any net insurance or condemnation proceeds actually received by Lender in connection with such casualty, loss or condemnation, to the extent such proceeds are required to defray the expense of such restoration, repair or replacement; provided, however, that the insufficiency of or delay in receipt by Borrower of any such net proceeds shall in no way relieve Borrower of its obligation to promptly restore, repair or replace. Lender and any persons authorized by Lender shall have the right at all reasonable times to inspect the Premises, any improvements existing or being constructed thereon and all materials used or to be used in such improvements; provided, however, that nothing contained herein shall be deemed to impose upon Lender any obligation to undertake such inspections or any liability for the failure to detect or failure to act with respect to any defect which was or might have been disclosed by such inspections. Notwithstanding anything to the contrary herein, no material part of the Premises now or hereafter conveyed as security under this Mortgage shall be removed, demolished or materially altered without the prior written consent of Lender, unless replaced with similar items of at least similar quality within a reasonable period.

     ARTICLE 1.5 Further Assurances;  After-Acquired  Property.

     The lien of this Mortgage shall attach automatically, without further act, to all of the after acquired or leased property located in, on, or attached to, or used or intended to be used in connection with the Premises or with the operation of Borrower's business. Without limiting the foregoing, Borrower will notify Lender in writing prior to the acquisition or lease of any real property or any interest therein and will, prior to any such acquisition or lease, provide such additional documents as Lender may reasonably require pursuant to this Section 2.5. Borrower shall execute and deliver (and pay the costs of preparation and recording thereof) to Lender, upon demand, any further instrument or instruments so as to evidence, reaffirm, correct, perfect, continue or preserve the obligations of Borrower under the Mortgage Documents. Upon any failure of Borrower so to do, Lender may make, execute, record, file, re-record and/or re-file any and all such instruments for and in the name of Borrower, and Borrower hereby irrevocably appoints Lender the agent and attorney-in-fact of Borrower to do so.

     ARTICLE 1.6 Expenses.

     Borrower will pay or reimburse Lender, upon demand therefor, for all reasonable costs and expenses of any kind (including fees of attorneys, auditors, appraisers and inspectors) paid or incurred by Lender in connection with the collection of the Secured Obligations or in connection with the collection of any insurance or other proceeds or enforcement of any rights of Lender under or relating to this Mortgage or the other Mortgage Documents, including the costs of any suits or proceedings or disputes of any kind in which Lender is made or appears as a party plaintiff or defendant or which are, in the reasonable judgment of Lender, expedient to preserve or protect its interest in the Premises (including condemnation, insolvency, bankruptcy or probate proceedings, administrative proceedings, proceedings relating to enforcement of laws or regulations, forfeiture proceedings, and appeals at all levels of appeal, whether before or after entry of judgment or other determination). Borrower will pay any and all interest and penalties owing on account of the Secured Obligations or any one or more of the Mortgage Documents, including any interest or penalties arising on account of failure or delay in payment of any of the items referred to in this provision. All such reasonable costs, expenses, penalties and interest paid or incurred by Lender shall be added to the Secured Obligations and shall be secured by this Mortgage.

     ARTICLE 1.7 Reports.

     Borrower shall keep and maintain or shall cause to be kept and maintained, at Borrower's cost and expense, records and accounts as required in the Note Agreement reflecting items of income and expense in connection with the operation of the Premises. Lender and any persons authorized by Lender shall have the right at all reasonable times upon reasonable prior notice to Borrower to inspect such books, records and accounts and to make copies thereof.

     ARTICLE 1.8  Encumbrance.

     Borrower shall not, without the prior written consent of Lender, create, incur, assume, or allow to exist any mortgage, deed of trust, pledge, lien (including the lien of an attachment, judgment, or execution), security interest, or other encumbrance of any kind upon any of the Premises. The foregoing restrictions shall not apply to (1) liens in favor of Lender; (2) liens for taxes, assessments, or governmental charges that are not past due; (3) liens, pledges, and deposits under workers' compensation, unemployment insurance, and social security laws; (4) liens, deposits, and pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), and like obligations arising in the ordinary course of its business as conducted on the date hereof; and (5) liens imposed by law in favor of mechanics, materialmen, warehousemen and like persons that secure obligations that are not past due.

     ARTICLE 1.9  Conveyance.

     Borrower shall not, without the prior written consent of Lender, sell, transfer, lease, or otherwise dispose of any of the Premises.


                              DEFAULT AND REMEDIES

     ARTICLE 12.5 Defaults.

     The term "Default", wherever used in this Mortgage, shall mean any one or more of the following events:

          (i) the failure by Borrower to pay when due any amount due under or in connection with any of the Secured Obligations; or

          (ii) Borrower shall violate, or fail to comply fully, with all of the terms and conditions of this Mortgage, and such violation or failure to comply shall remain uncured for a period of fifteen (15) days after the date of written notice thereof from Lender to Borrower; provided, however, that if such default is curable but requires work to be performed, acts to be done or conditions to be remedied which, by their nature, cannot be performed, done or remedied, as the case may be, within such fifteen (15) day period, no Default shall be deemed to have occurred if Borrower commences such cure within such fifteen (15) day period and thereafter diligently and continuously prosecutes the same and shall have remedied the same within thirty (30) days of such notice; or

          (iii) The occurrence of an Event of Default under the Securities Purchase Agreement or that certain Security Agreement, as amended between Borrower and Lender of even date herewith.

     ARTICLE  12.6  Rights of Lender  Upon  Default.

     If a Default shall have occurred and be continuing, then the entire Secured Obligations shall, at the option of Lender, immediately become due and payable without notice or demand, time being of the essence, and Lender, at its option, may do any one or more of the following (and, if more than one, either concurrently or independently, and in such order as Lender may determine in its discretion), all without regard to the adequacy or value of the security for the Secured Obligations:

          (a) Enter upon and take possession of the Premises without the appointment of a receiver, or an application therefor; at its option, operate the Premises; at its option, exclude Borrower and its agents and employees wholly therefrom; at its option, employ a managing agent of the Premises; and at its option, exercise any one or more of the rights and powers of Borrower to the same extent as Borrower could, either in its own name, or in the name of Borrower; and receive the rents, incomes, issues and profits of the Premises. Lender shall have no obligation to discharge any duties of a landlord to any tenant or to incur any liability as a result of any exercise by Lender of any rights hereunder; and Lender shall not be liable for any failure to collect rents, issues, profits or revenues, nor be liable to account for any rents, issues, profits or revenues unless actually received by Lender.

          (b) Apply, as a matter of strict right, without notice and without regard to the solvency of Borrower or any party bound for payment of the Secured Obligations, for the appointment of a receiver to take possession of and to operate the Premises and to collect and apply the incomes, rents, issues, profits and revenues thereof.

          (c) Pay, perform or observe any term, covenant or condition of this Mortgage and any of the other Mortgage Documents and all reasonable payments made or reasonable costs or expenses incurred by Lender in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Borrower to Lender with interest thereon at the rate of interest applicable upon the occurrence and during the continuance of an Event of Default as determined in accordance with the Note Agreement (the "Default Rate"). The necessity for any such actions and the amounts to be paid shall be determined by Lender in its discretion. Lender is hereby empowered to enter and to authorize others to enter upon the Premises or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Borrower or any person in possession holding under Borrower. Borrower hereby acknowledges and agrees that the remedies set forth in this Paragraph 3.2.3 shall be exercisable by Lender, and any and all payments made or costs or expenses incurred by Lender in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Borrower with interest thereon at the Default Rate, notwithstanding the fact that such remedies were exercised and such reasonable payments made and reasonable costs incurred by Lender after the filing by Borrower of a voluntary case or the filing against Borrower of an involuntary case pursuant to or within the meaning of Bankruptcy Code, Title 11 U.S.C., or after any similar action pursuant to any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable to Borrower, Lender, the Secured Obligations or any of the Mortgage Documents. All interest provided for in this Subsection shall be payable on demand and shall be calculated from the date such payment was due to the date paid on the basis of a year consisting of 360 days.

          (d) At any time, at Lender's election, proceed at law or equity or otherwise to foreclose the lien of this Mortgage as against all or any part of the Premises, subject to such Leases, tenant contracts and rental agreements as Lender shall at its option designate. All reasonable costs and expenses incurred by Lender, including but not limited to attorneys' fees as provided for in this Mortgage or any other Mortgage Document, shall thereupon become due and payable as part of the Secured Obligations and may be collected and recovered hereunder.

          (e) Proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Secured Obligations or the performance of any term, covenant, condition or agreement of this Mortgage or any of the other Mortgage Documents or any other right or (ii) to pursue any other remedy available to Lender.

          (f) Lender may apply any moneys and proceeds received by Lender as a result of the exercise by Lender of any right conferred under this Section
     3.2 in such order as Lender in its discretion may elect against (i) all reasonable costs and expenses of the sale of the Premises or any part thereof or any interest in connection therewith, including without limitation such attorneys' fees as a court may determine to be reasonable or just or, at the option of Lender, ten percent (10%) of the original principal amount of the Note, and costs of abstracts of title and all reasonable costs and expenses of entering upon, taking possession of, removal from, holding, operating and managing the Premises or any part thereof, as the case may be, together with any taxes, assessments or other charges which Lender may consider it necessary or desirable to pay; (ii) the payments, costs, expenses and interest, if any, referred to in Section 3.2.3 hereof; (iii) all amounts of principal, premiums, if any, and interest at the time due and payable on the Note (whether at maturity or on a date fixed for any installment payment or any prepayment or otherwise); (iv) any and all unpaid principal on the Secured Obligations; (v) any other amounts owing under the Note Documents; and (vi) accrued interest and charges on any or all of the foregoing. The remainder, if any, shall be paid to Borrower or any person or entity lawfully entitled thereto.


                               GENERAL CONDITIONS

     5.1 No  Waiver;  Remedies  Cumulative.

     No delay or omission by Lender to exercise any right, power or remedy accruing upon any Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Default, or acquiescence therein, and every right, power and remedy given by this instrument to Lender may be exercised from time to time and as often as may be deemed expedient by Lender. No consent or waiver, expressed or implied, by Lender to or of any Default shall be deemed or construed to be a consent or waiver to or of any other Default. No delay, indulgence, departure, act or omission by Lender shall release, discharge, modify, change or otherwise affect the original liability under the Mortgage Documents or any other obligation of Borrower or any subsequent purchaser of the Premises or any part thereof, or any maker, surety or guarantor, or preclude Lender from exercising any right, privilege or power granted herein or alter the security title or lien hereof. Lender may at any time, without notice to or further consent from Borrower, surrender or substitute any property or other security of any kind or nature whatsoever securing the Secured Obligations or release any guarantor, and no such action will release Borrower's obligations hereunder or alter the effect hereof. No right, power or remedy conferred upon or reserved to Lender hereunder is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under the other Mortgage Documents or now or hereafter existing at law, in equity or by statute.

     5.2 Replacement of Mortgage Documents.

     In the event of loss, theft, destruction, total or partial obliteration, mutilation or inappropriate cancellation of any of the Note Documents, Borrower will execute and deliver, in lieu thereof, a replacement for such Mortgage Document, identical in form and substance to such Loan Document and dated as of the date of such Mortgage Document.

     5.3 Survival of Certain  Agreements.

     Notwithstanding the repayment of the Secured Obligations and the cancellation or transfer of the Mortgage Documents, or any foreclosure of, or sale under power contained in, this Mortgage, or the acquisition by Lender of title to the Premises in lieu of foreclosure, or any other realization upon collateral securing the Secured Obligations, all agreements of

Borrower contained herein or in any of the other Mortgage Documents to pay the costs and expenses of Lender in connection with the Note contemplated by the Note Documents and all agreements of Borrower contained herein or in any of the other Mortgage Documents to indemnify and/or hold harmless Lender shall continue in full force and effect so long as there exists any possibility of expense or liability on the part of Lender.

     5.4 No Obligation to Third Parties.

     The Note Documents are made solely for the benefit of Lender. No party involved with the construction of any improvements on any part of the Premises nor any other party whatsoever shall have standing to bring any action against Lender as the result of the Note Documents, or to assume that Lender will exercise any remedies provided herein, and no party other than Lender shall be deemed to be a beneficiary of any provision of the Note Documents, any and all of which may be freely waived in whole or in part by Lender in its discretion at any time. Nothing contained in the Note Documents shall be deemed to impose upon Lender any liability for the performance of any obligation of Borrower under any of the Leases. Nothing contained in this Section 4.4 is intended to deprive Borrower of the benefit of any covenant by Lender in favor of Borrower contained in the Note Documents.

     5.5  Miscellaneous.

     This Mortgage shall inure to the benefit of and be binding upon Borrower and Lender and their respective successors, successors-in-title and assigns, subject to all restrictions on transfer herein or in the other Mortgage Documents. The Secured Obligations and this Mortgage (and any interest therein) are assignable by Lender, and any assignment of this Mortgage by Lender shall operate to vest in the assignee all rights and powers conferred upon and granted to Lender by this Mortgage; and, in the event of any such assignment of the entire interest of Lender in this Mortgage, Lender shall be relieved of all obligations and liabilities under this Mortgage; neither this Mortgage nor the proceeds of the Note contemplated by this Mortgage may be assigned by Borrower without the prior consent of Lender, which may be given or withheld at the discretion of Lender. This Mortgage may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. Nothing contained in this Mortgage shall be construed to create an agency, partnership or joint venture between Borrower and Lender. All personal pronouns used in this Mortgage whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles of articles and sections in this Mortgage are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions thereof. When anything is described or referred to in this Mortgage in general terms and one or more examples or components of what has been described or referred to generally is associated with that description (whether or not following the word "including"), the examples or components shall be deemed illustrative only and shall not be construed as limiting the generality of the description or reference in any way. If any provisions of this Mortgage or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of each of this Mortgage and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. TIME IS OF THE ESSENCE WITH RESPECT TO EACH AND EVERY COVENANT, AGREEMENT AND OBLIGATION OF BORROWER UNDER THIS MORTGAGE. All exhibits referred to in this Mortgage are by such reference incorporated into this Mortgage as if fully set forth therein.

     5.6  Communications.

     Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day (as defined in the Note Agreement) before 4:00 p.m. Eastern time or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two (2) days after delivery to such courier properly addressed; or (d) if by U.S. Mail, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed.


     If to Borrower, at its address below, or to Borrower's latest address of which Lender shall have received notice from Borrower:

                            5201 Westshore Boulevard
                            Tampa, Florida 33611-5699
                              Attention: President
                          Facsimile No.: _____________


     If to Lender, at Mechanics Building, 12 Church Street, Hamilton HM II, Bermuda.

     5.7 Indemnity.

     Borrower shall protect, defend, indemnify and save harmless Lender from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys' fees and expenses) imposed upon or incurred by Lender by reason of (a) any claim for brokerage fees or other such commissions relating to the Premises or the Secured Obligations, or (b) the condition of the Premises, or (c) failure to pay recording, mortgage, intangibles or similar taxes, fees or charges relating to the Secured Obligations or any one or more of the Note Documents, or (d) the Note Documents or any claim or demand whatsoever which may be asserted against Lender by reason of any alleged action, obligation or undertaking of Lender relating in any way to the Secured Obligations or to any matter contemplated by the Note Documents. Nothing contained in this Section 4.7 shall be construed to indemnify or hold harmless Lender against liability for damages arising out of bodily injury to persons or damage to property caused by or resulting from the negligence of Lender, its agents or employees ("Lender Caused Bodily Injury or Property Damages"), which shall be deemed an exception to the indemnity and hold harmless provision contained in the immediately preceding sentence; provided, however, that such exception shall be strictly limited to liability for Lender Caused Bodily Injury or Property Damages; and provided, further, that Borrower assumes the burden of proof that any liability for which Lender claims the benefit of the foregoing indemnity and hold harmless provision is, in fact, liability for Lender Caused Bodily Injury or Property Damages.

     5.8 Greater Estate.

     In the event that Borrower is the owner of a leasehold estate with respect to any portion of the Premises and Borrower obtains a fee estate in such portion of the Premises, then, such fee estate shall automatically, and without further action of any kind on the part of Borrower, be and become subject to the security title and lien hereof.

     5.9 Future Legislation.

     In the event of the passage after the date of this Mortgage of any law by the State of Florida, or by any political subdivision thereof, changing in any manner the laws for the taxation of mortgages or security agreements, or debts secured thereby or the manner of collection of any such tax, so as to effect Lender or this Mortgage, all amounts secured hereby shall become due, payable and collectible after thirty (30) days written notice from Lender to Borrower; provided, however, that such acceleration of said indebtedness shall be deemed inoperative if Borrower is permitted by law to pay the whole of such tax in addition to all other payments required hereunder, without any penalty or other disadvantage thereby occurring to Lender, and if Borrower if fact pays such tax prior to the expiration to such thirty (30) day period.

     5.10  Applicable  Law.

     This Mortgage shall be interpreted, construed and enforced according to the laws of the State of Florida.

     5.11  Consent to  Jurisdiction.

     Borrower agrees that any legal action or proceeding with respect to this Mortgage may be brought in the courts of the State of New York or the United States of America for the District Courts of New York, all as Lender may elect. By execution of this Mortgage, Borrower hereby submits to each such jurisdiction, hereby expressly waiving any objection it may have to the laying of venue by reason of its present or future domicile. Nothing herein shall affect the right of Lender to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction or to serve process in any manner permitted or required by law.

     5.12  Subrogation.

     Lender shall be subrogated to any encumbrance, lien, claim or demand (including all the rights therein and the security for the payment thereof) paid or discharged with the proceeds of the Secured Obligations or by Lender under the provisions hereof.

     5.13  Entire  Agreement  and  Modification.

     This Mortgage and the other Mortgage Documents contain the entire agreements between the parties relating to the Note, and all prior agreements relative thereto which are not contained herein or therein are terminated. The Note Documents may not be amended, revised, waived, discharged, released or terminated orally, but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

     5.14 Headings.

     The Section and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Section or Subsections.

             ENVIRONMENTAL REPRESENTATIONS, WARRANTIES AND COVENANTS

     6.1  Environmental  Representations,  Warranties  and  Covenants.

     Borrower further makes the following representations, warranties, and covenants, all of which are subject to any exceptions that Borrower may have previously disclosed in writing to Lender, and which, to the extent that they deal with representations of fact, are based on Borrower's present knowledge, arrived at after reasonable inquiry.

          6.1.1 Use of Property and Facilities.

               (i) Borrower will (a) use, handle, transport or store Hazardous Materials (as hereinafter defined) as defined under any Environmental Law (as hereinafter defined) and (b) store or treat nonhazardous wastes (1) in a good and prudent manner in the ordinary course of business, and (2) in compliance with all applicable Environmental Laws.

               (ii)  Borrower  will not  conduct  or allow to be  conducted,  in violation of any Environmental Law, any business, operations or activity on the Premises, or employ or use the property to generate, use, handle, manufacture, treat, store, process, transport or dispose of any Hazardous Materials, or any other substance which is prohibited, controlled or regulated under applicable law, or which poses a threat or nuisance to public safety, health or the environment or cause, or allow to be caused, a known or suspected release of Hazardous Materials, on, under or from the Premises in violation of any Environmental Law.

               (iii) Borrower will not do or permit any act or thing, business or operation, that poses an unreasonable risk of harm, or impairs, or may substantially impair the value of the Premises, or any part thereof.

          6.1.2 Condition of Property.

               (a) Borrower shall take all appropriate response action, including any removal and remedial action, in the event of a release, emission, discharge or disposal of Hazardous Materials in, on, under or about the Premises, so as to remain in compliance with Environmental Law as hereinafter defined.

               (b) Underground tanks, wells (except domestic water wells), septic tanks, ponds, pits, or any other storage tanks (whether currently in use or abandoned) on the Premises, if any, are maintained in compliance with applicable Environmental Law.

          6.1.3  Notice  of  Environmental  Problem  or  Litigation.

          Except as previously disclosed to Lender in writing, neither Borrower nor any of its tenants have given, nor were they required to give, nor have they received, any notice, letter, citation, order, warning, complaint, inquiry, claim or demand that: (i) Borrower and/or any tenants have violated, or are about to violate, any Environmental Law, judgment or order; (ii) there has been a release, or there is a threat of release, of Hazardous Materials from the Premises; (iii) Borrower and/or any tenants may be or are liable, in whole or in part, for the costs of cleaning up, remediating, removing or responding to a release or threatened release of Hazardous Materials; (iv) the Premises are subject to a lien in favor of any governmental entity or any liability, costs or damages, under any Environmental Law arising from or costs incurred by such governmental entity in response to a release or a threatened release of a Hazardous Material. Borrower further represents and warrants that, except as previously disclosed to Lender in writing, no conditions currently exist or are currently reasonably foreseeable, that would subject Borrower to any such investigation, litigation, administrative enforcement or any damages, penalties, injunctive relief, or cleanup costs under any Environmental Law. In the event of such notice, Borrower and any tenants shall immediately provide a copy to Lender.

          6.1.4 Right of Inspection.

          Borrower hereby grants, and will cause any tenants to grant, to Lender, its agents, attorneys, employees, consultants, contractors, successors and assigns, an irrevocable license and authorization, upon reasonable notice, to enter upon and inspect the Premises and facilities thereon, and perform such tests, including without limitation, subsurface testing, soils and groundwater testing, and other tests which may physically invade the property thereon, as Lender, in its sole discretion, determines are necessary to protect its security interest, provided, however, that under no circumstances shall Lender be obligated to perform such inspections or tests, and further provided that Lender shall repair any physical damage caused by such inspections or testing.

          6.1.5  Indemnity.

          Borrower agrees to indemnity and hold Lender, its directors, employees, agents and its successors and assigns, harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, judgments, administrative orders, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, but not limited to, attorney's fees and expenses) arising directly or indirectly, in whole or in part, out of any failure of Borrower to comply with the environmental representations, warranties and covenants contained herein.

          6.1.6 Continuation of Representations, Warranties, Covenants and Indemnities.

          Borrower's representations, warranties, covenants and indemnities contained herein shall survive the occurrence of any event whatsoever, including without limitation, the satisfaction of the Secured Obligations, the reconveyance or foreclosure of this Mortgage, the acceptance by Lender of a deed in lieu of foreclosure, or any transfer or abandonment of the Premises. 6.1.7 Corrective Action. In the event Borrower is in breach of any of its representations, warranties or agreements as set forth above, Borrower at its sole expense, shall take all action required, including environmental cleanup of the Premises, to comply with the representations, warranties and covenants herein or applicable legal requirements and, in any event, shall take all action deemed necessary under all applicable Environmental Laws.

          6.1.8 Hazardous  Materials  Defined.

          The  term  "Hazardous  Materials"  shall  mean  dangerous,  toxic,  or hazardous pollutants, contaminants, chemicals, wastes, materials or substances, as defined in or governed by the provisions of any Environmental Law.

          6.1.9  Environmental Law Defined.

          The term "Environmental Law" shall mean any federal, state or local law, statute, ordinance, rule, regulation, administrative order and permit now in effect or hereinafter enacted, pertaining to the public health, safety, industrial hygiene, or the environmental conditions on, under or about the property.

          IN WITNESS WHEREOF, Borrower has executed this Mortgage under seal, as of the day and year first above written.


Signed, sealed and delivered                    ST MARKS REFINERY, INC.
in the presence of:



____________________________                    By:_____________________________
Witness:                                        Name:___________________________
Print Name:                                     Title:__________________________




____________________________                    By:_____________________________
Witness:                                        Name:___________________________
Print Name:                                     Title:__________________________



                                                      [CORPORATE SEAL]

STATE OF TEXAS

COUNTY OF HARRIS


     The foregoing instrument was acknowledged before me on the ____th day of April, 2001, by Denis J. Fitzpatrick and William L. Tracy, the Chief Financial Officer and Assistant Secretary, respectively, of St. Marks Refinery, Inc., a Florida corporation, and they acknowledged executing the foregoing instrument under authority duly vested in them by said corporation, as the free act and deed of said corporation, for the purposes therein expressed.

     WITNESS my hand and official seal in the county and state last aforesaid, as of the ___th day of April, 2001.


                                            ____________________________________
                                            Notary Public

                                            Print Name:_________________________

                                            My commission expires:______________

                                            Notary Seal

                                    EXHIBIT A

                         Legal Description Fee Property



                                Attached hereto.